UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

KEYSIGHT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36334	46-4254555
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 Fountaingrove Parkway Santa Rosa CA	95403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 829-4444

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name on each exchange on which registered
Common Stock	KEYS	New York Stock Exchange, Inc.
par value $0.01 per share

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 23, 2019, the Board of Directors (the “Board”) of Keysight Technologies, Inc. (the “Company”) increased the size of the Board from 8 (eight) to 9 (nine) directors, and, following the recommendation of the Nominating and Corporate Governance Committee, appointed Joanne Olsen as a director, effective immediately. Ms. Olsen will serve as a Class III director with a term expiring at the 2020 Annual Meeting of the Stockholders. Ms. Olsen will serve on the Board’s Compensation Committee. The Board has determined that Ms. Olsen meets the independence standards adopted by the Board in compliance with the New York Stock Exchange rules and Item 407(a) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”).
Ms. Olsen most recently served as Executive Vice President of Global Cloud Services and Support of Oracle Corporation until her retirement in 2017. In that role, she drove Oracle’s cloud transformation services and support strategy, partnering with leaders across all business units. She previously served as Senior Vice President and leader of Oracle's applications sales, alliances and consulting organizations in North America. Ms. Olsen began her career with IBM, where, over the course of more than three decades, she held a variety of executive management positions across sales, global financing and hardware. Ms. Olsen received a B.A. in Mathematics and Economics from East Stroudsburg University. Ms. Olsen currently serves as a director on the public boards of Ciena Corporation and Teradata Corporation.
Ms. Olsen will receive a pro-ration of the standard compensation to reflect the time Ms. Olsen will serve on the Board this year, for her service as a non-employee director in accordance with the Company’s director compensation program, which is described in the Company’s annual proxy statement filed with the SEC on February 1, 2019. In connection with this appointment, the Company and Ms. Olsen will enter into the Company’s standard form of indemnification agreement.
There are no arrangements or understandings between Ms. Olsen and any other person pursuant to which Ms. Olsen was elected as a director. There are no transactions in which Ms. Olsen has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act.
The Company issued a press release on May 24, 2019 announcing the appointment of Ms. Olsen to the Board. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.     The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act:

Exhibit No.	Exhibit
99.1	Press release, dated May 24, 2019, announcing new board member.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.

	By:	/s/ Jeffrey K. Li
	Name:	Jeffrey K. Li
	Title:	Vice President, Acting General Counsel and
Assistant Secretary

Date: May 24, 2019